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                                                                       EXHIBIT 6

                             JOINT FILING AGREEMENT

         Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this agreement is attached as Exhibit 6, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of each of the undersigned. These signatures are executed by Robert W. Blanchard, Esq., attorney-in-fact for the Reporting Parties under the Power of Attorney dated June 13, 2003, attached to the aforementioned Schedule 13D as Exhibit 7.

         This agreement may be executed in one or more counterparts.

Dated: June 24, 2003

                                        MARVIN I. FRIEDMAN

                                        ________________________________________
                                        By:  Robert W. Blanchard, Esq.

                                        MILTON LOHR

                                        ________________________________________
                                        By:  Robert W. Blanchard, Esq.

                                        L.F. GLOBAL HOLDINGS, LLC

                                        ________________________________________
                                        By:  Robert W. Blanchard, Esq.

                                        L.F. GLOBAL INVESTMENTS, LLC

                                         _______________________________________
                                         By:  Robert W. Blanchard, Esq.